UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 20, 2015

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities At (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 20, 2015, Indesit Company S.p.A. (società per azioni under the laws of the Republic of Italy) (the “Issuer”), a wholly-owned indirect subsidiary of Whirlpool Corporation (the “Company”) issued a notice reporting that at a meeting of the holders of the Issuer’s €300,000,000 4.50% Guaranteed Notes due April 16, 2018 (the “Notes”), the holders passed an Extraordinary Resolution which amended the terms and conditions of the Notes so that they are better aligned to the terms and conditions of notes and bonds issued by the Company. As a result of the passage of the Extraordinary Resolution, the Company has agreed to be a guarantor of the Notes, along with Indesit Company Luxembourg. A copy of the Issuer’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

The information included in this Item 7.01 and Exhibit 99.1 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Item 7.01 and Exhibit 99.1 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

The securities have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction of the United States. The securities are being offered only outside the United States to certain investors in offshore transactions in reliance on Regulation S, and may not be offered, sold or delivered, directly or indirectly, within the United States or to, or for the account or benefit of, “U.S. persons”, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or local securities laws.

Item 8.01. Other Events.

As discussed under Item 7.01, as a result of the passage of the Extraordinary Resolution, the Company has agreed to be a guarantor of the Notes, along with Indesit Company Luxembourg.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated March 20, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2015	WHIRLPOOL CORPORATION

	By:	/s/ Kirsten J. Hewitt
	Name:	Kirsten J. Hewitt
	Title:	Senior Vice President Corporate Affairs,
General Counsel, and Corporate Secretary

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